SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2005

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31721	98-0395986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Pitts Bay Road Pembroke, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 441-296-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01             Entry into a Material Definitive Agreement

On December 8, 2005, the Board of Directors of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), approved the 2006 Directors Annual Compensation Program (the “Directors Compensation Program”) for compensation paid to non-employee directors.

Under the Directors Compensation Program, the Company’s non-employee directors receive annual compensation for their service as directors.  The compensation includes a cash amount determined by the Company’s Compensation Committee consisting of an annual retainer and a meeting fee based on the number of board and committee meetings held in a fiscal year, the number of presentations by the Company at which members of the Board of Directors are requested to attend, the committees on which each director serves and whether the director serves as a chairman of a committee or as the lead independent director.  The directors may elect to receive common shares in lieu of the cash compensation that would otherwise be payable to them.  The compensation also includes an annual award of $35,000 of restricted stock under the Company’s 2003 Directors Long-Term Equity Compensation Plan, or the cash equivalent of those awards.  Directors may elect to defer the cash, common shares or restricted stock received under the Directors Compensation Program pursuant to the Company’s 2003 Directors Deferred Compensation Plan.  A copy of the Directors Compensation Program is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 8, 2005, the Company’s Compensation Committee approved an agreement dated as of May 9, 2005, as amended as of December 9, 2005 (the “Separation Agreement”), between the Company and Ms. Lorraine S. Mariano and forms of grant letters with respect to awards made to Ms. Mariano under the Company’s 2003 Long-Term Equity Compensation Plan (the “Employees Plan”).  Copies of the Separation Agreement and the grant letters are attached as Exhibits 10.2 and 10.3 to the Current Report on Form 8-K and are incorporated herein by reference.

Under the Separation Agreement, Ms. Mariano’s employment with the Company will terminate effective December 31, 2005.  In connection with her leaving, Ms. Mariano will receive her current annual base salary for a period of twelve months, an annual bonus with respect to the 2005 fiscal year and medical and dental benefits.  In addition, her outstanding stock options will vest on June 30, 2006 and her outstanding restricted stock awards will vest in accordance with their terms despite her leaving.  The Separation Agreement also contains a release and covenants of confidentiality and non-disparagement by Ms. Mariano and provides for a six-month consulting agreement.

Under the amended option grant letters, certain options granted to Ms. Mariano under the Employees Plan vest in three equal installments on the first, second and third anniversary of the date of grant or, if earlier, on June 30, 2006.  Under the amended restricted stock grant letters, certain restricted stock granted to Ms. Mariano under the Employees Plan vests three years after the award date despite her leaving.

Item 9.01.             Financial Statements and Exhibits

(d)	Exhibits.

10.1	2006 Directors Annual Compensation Program.

10.2	Separation Agreement, dated as of May 9, 2005 and as amended as of December 9, 2005, between the Company and Lorraine S. Mariano.

10.3	Form of Grant Letters for Lorraine S. Mariano under the 2003 Long-Term Equity Compensation Plan..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2005	AXIS CAPITAL HOLDINGS LIMITED

	By:	/s/ Carol S. Rivers
Carol S. Rivers
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

10.1	2006 Directors Annual Compensation Program.

10.2	Separation Agreement, dated as of May 9, 2005 and as amended as of December 9, 2005, between the Company and Lorraine S. Mariano.

10.3	Form of Grant Letters for Lorraine S. Mariano under the 2003 Long-Term Equity Compensation Plan.